   As filed with the Securities and Exchange Commission on August 10, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                                 SEQUENOM, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

                         -----------------------------
              Delaware                                77-0365889
    (State or Other Jurisdiction of                (I.R.S. Employer
    Incorporation or Organization)                Identification No.)

                         -----------------------------

                            3595 John Hopkins Court
                          San Diego, California 92121
                                 (858) 202-9000
                    (Address Of Principal Executive Offices)
                         -----------------------------

                           1999 Stock Incentive Plan
                       1999 Employee Stock Purchase Plan
                            (Full Title Of The Plan)

                             Antonius Schuh, Ph.D.
                     President and Chief Executive Officer
                                 Sequenom, Inc.
                            3595 John Hopkins Court
                          San Diego, California 92121
                                 (858) 202-9000
          (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code,Of Agent For Service)
                         ----------------------------
                                   Copies to:

                             D. Bradley Peck, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                          San Diego, California  92121
                                 (858) 550-6000

                          ----------------------------
                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                 Proposed Maximum           Proposed Maximum
 Title of Securities         Amount to be       Offering Price Per         Aggregate Offering        Amount of
 to be Registered           Registered (1)           Share (2)                 Price (2)         Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Stock Options and          1,215,592 shares        $9.80 - $15.60            $13,674,835.80          $3,418.71
Common Stock, par
value $.001
=======================================================================================================================

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant's shares of outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's 1999 Stock Incentive Plan, and (b) the average of the high and low sales prices of Registrant's Common Stock on August 6, 2001, as reported on the Nasdaq National Market, for shares issuable under the Registrant's 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan. The following chart shows the calculation of the registration fee.

-----------------------------------------------------------------------------------------------------------------------
         Plan                            Number of Shares to be   Offering Price Per  Aggregate Offering
                                                Offered                 Share              Price
-----------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to            303,799                  $15.60              $4,739,264.40
outstanding options under the 1999
Stock Incentive Plan
-----------------------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1999         668,675                  $ 9.80              $6,553,015.00
Stock Incentive Plan
-----------------------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1999         243,118                  $ 9.80              $2,382,556.40
Employee Stock Purchase Plan
============================================================================================================================

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

===============================================================================

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of Registration Statement on Form S-8 No. 333-95797 filed with the Securities and Exchange Commission on January 31, 2000 is incorporated by reference herein.


                                    EXHIBITS

Exhibit
Number

5.1    Opinion of Cooley Godward LLP

23.1   Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1 Power of Attorney is contained on the signature pages of this Registration Statement

99.1   Sequenom, Inc. 1999 Stock Incentive Plan, as amended (1)

99.2   1999 Employee Stock Purchase Plan (1)

99.3   1999 Stock Incentive Plan Form of Notice of Grant of Stock Option (1)

99.4   1999 Stock Incentive Plan Form of Stock Option Agreement (1)

99.5   Addendum to Stock Option Agreement (2)

99.6   Addendum to Stock Option Agreement -- LSAR (2)

99.7   Salary Investment Option Grant Election (2)

99.8   Notice of Grant Under Salary Investment Program (2)

99.9   Salary Investment Stock Option Agreement (2)

99.10  Stock Issuance Agreement (2)

99.11  Addendum to Stock Issuance Agreement (2)

99.12  Notice of Grant - Non-Employee Director - INITIAL Grant (2)

99.13  Notice of Grant - Non-Employee Director - ANNUAL Grant (2)

99.14  Automatic Stock Option Agreement (2)

99.15  Director Fee Election (2)

99.16  Notice of Grant of Non-Employee Director Under Director Fee Program (2)

99.17  Director Fee Stock Option Agreement (2)
_____________

(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1, as amended (No. 333-91665) filed on November 24, 1999 and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-95797) filed on January 31, 2000 and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 10, 2001.


                                     Sequenom, Inc.


                                     By: /s/ Antonius Schuh
                                         -------------------
                                         Antonius Schuh, Ph.D.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen L. Zaniboni and Antonius Schuh, Ph.D. and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                     Title                                Date
/s/ Antonius Schuh                           President, Chief Executive Officer and           August 10, 2001
-------------------------------------------  Director (Principal Executive Officer)
Antonius Schuh, Ph.D.

/s/ Stephen L. Zaniboni                      Chief Financial Officer (Principal               August 10, 2001
-------------------------------------------  Financial and Accounting Officer)
Stephen L. Zaniboni

/s/ Charles Cantor                           Chief Scientific Officer and Director            August 10, 2001
-------------------------------------------
Charles Cantor, Ph.D.

/s/ Helmut Schuhsler                         Chairman of the Board of Directors               August 10, 2001
-------------------------------------------
Helmut Schuhsler, Ph.D.

/s/ Ernst-Gunter Afting                                     Director                          August 10, 2001
-------------------------------------------
Ernst-Gunter Afting, Ph.D., M.D.

/s/ John E. Lucas                                           Director                          August 10, 2001
-------------------------------------------
John E. Lucas

/s/ Kris Venkat                                             Director                          August 10, 2001
-------------------------------------------
Kris Venkat, Ph.D.

                                 EXHIBIT INDEX

Exhibit
Number

5.1    Opinion of Cooley Godward LLP

23.1   Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1 Power of Attorney is contained on the signature pages of this Registration Statement

99.1   Sequenom, Inc. 1999 Stock Incentive Plan, as amended (1)

99.2   1999 Employee Stock Purchase Plan (1)

99.3   1999 Stock Incentive Plan Form of Notice of Grant of Stock Option (1)

99.4   1999 Stock Incentive Plan Form of Stock Option Agreement (1)

99.5   Addendum to Stock Option Agreement (2)

99.6   Addendum to Stock Option Agreement -- LSAR (2)

99.7   Salary Investment Option Grant Election (2)

99.8   Notice of Grant Under Salary Investment Program (2)

99.9   Salary Investment Stock Option Agreement (2)

99.10  Stock Issuance Agreement (2)

99.11  Addendum to Stock Issuance Agreement (2)

99.12  Notice of Grant - Non-Employee Director - INITIAL Grant (2)

99.13  Notice of Grant - Non-Employee Director - ANNUAL Grant (2)

99.14  Automatic Stock Option Agreement (2)

99.15  Director Fee Election (2)

99.16  Notice of Grant of Non-Employee Director Under Director Fee Program (2)

99.17  Director Fee Stock Option Agreement (2)

_____________

(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1, as amended (No. 333-91665) and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-95797) filed on January 31, 2000 and incorporated herein by reference.